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EXCITE, INC.                                                       EXHIBIT 11.01
STATEMENT OF EARNINGS PER SHARE
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
                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                         1996        1995
                                                         ----        ----

Shares used in computation of net loss per share:

PRIMARY
     Average common shares outstanding during the
          period                                         888,884         888,884
     Shares relating to SAB No. 64 and 83              9,672,674       9,672,674
                                                    ------------    ------------
     Shares used in computing per share amounts       10,561,558      10,561,558
                                                    ============    ============

FULLY DILUTED
     Average common share outstanding during the
          period                                         888,884         888,884
     Shares relating to SAB No. 64 and 83              9,672,674       9,672,674
                                                    ------------    ------------
     Shares used in computing per share amounts       10,561,558      10,561,558
                                                    ============    ============
     Net loss                                       $ (3,660,910)   $   (121,223)
                                                    ============    ============
     NET LOSS PER SHARE
     Primary                                        $      (0.35)   $      (0.01)
                                                    ============    ============
     Fully Diluted                                  $      (0.35)   $      (0.01)
                                                    ============    ============





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